STOCK EXCHANGE AGREEMENT

      Agreement made as of this 24th day of June, 1997 by, between and among:

            WHITESTONE INDUSTRIES, INC., a Delaware corporation with offices at 19200 Von Karmen Avenue, Irvine, California 92715 ("Whitestone");

            ROYAL CAPITAL, INC., a New Jersey corporation, with offices located at 75 Claremont Road, Bernardsville, New Jersey 07924 ("Royal");

            PROFORMIX, INC., a Delaware corporation with offices located at 50 Tannery Road, Branchburg, New Jersey 08876 ("Proformix"); and

      WHEREAS, Whitestone, a public company, has authorized and shall file an Information Statement ("Information Statement") pursuant to Regulation 14(C) of the Securities Exchange Act of 1934 authorizing, among other matters, a (i) name change to Proformix, Corp.; (ii) reverse split of its outstanding common stock, $.0001 par value ("Whitestone Common Stock"), in the ratio of 137 to 1; and
(iii) the designation of a series of Cumulative Preferred Stock, $.001 par value, the "Effective Date" of which Information Statement to be on or about July 18, 1997;

      WHEREAS, Whitestone, a public company, desires to acquire the outstanding common stock of Proformix, and Proformix is desirous of being acquired by Whitestone, so that the business of Proformix becomes the business of Whitestone;

      WHEREAS, Whitestone has reserved for issuance and exchange a total of 3,151,335 shares of Whitestone Common Stock, representing approximately 90% of the outstanding shares of Whitestone Common Stock, which will enable existing Proformix Shareholders to receive Whitestone common stock in a ratio to be more particularly described elsewhere herein;

      WHEREAS, the Shareholders own all, or substantially all, of the outstanding shares of Proformix Common Stock, $.001 par value, and ten (10) shares of Cumulative Preferred Stock, $.001 par value (collectively, "Proformix Stock"); and

      WHEREAS, the Shareholders, as listed in Exhibit A attached hereto, desire to assign their respective shares of Proformix Stock to Whitestone in exchange for up to 90% of Whitestone Common Stock;

      NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties agree as follows:

                                    ARTICLE 1

                                TRANSACTION TERMS

      1. Terms. On the basis of the representations, warranties, covenants and agreements contained herein, and subject to the terms and conditions of this
Agreement:

      1.1 The Shareholders shall sell, assign, transfer and convey to Whitestone at the Closing Date (as hereinafter deemed) all or substantially all of the issued and outstanding shares of Proformix Stock free and clear of any liens, pledges, claims or encumbrances of any nature whatsoever. On the Closing Date, the Shareholders shall deliver to Whitestone certificates representing the Proformix Stock duly endorsed in blank or accompanied by stock powers duly executed and in the name of Whitestone in proper form for transfer with signatures guaranteed as reasonably requested by Whitestone in order to vest in Whitestone ownership of the Proformix Stock.

      1.2 In consideration of the sale, transfer, conveyance and assignment of the Proformix Stock contemplated herein on the Closing Date:

            (a) Whitestone shall issue and deliver to the Shareholders, or their designees, up to an aggregate of 3,151,335 post-reverse split shares of the common stock of Whitestone, in the ratio of one (1) share of Whitestone Common Stock for every 3.316897 shares of Proformix, and one share of Whitestone Cumulative Preferred Stock for every share of Proformix Cumulative Preferred Stock (sometimes referred to herein as "the Exchange.") All of such Whitestone Common Stock shall be validly authorized, duly issued, fully paid and non-assessable. Subsequent to the Exchange, Whitestone will have outstanding a total of 3,500,000 shares of Common Stock, and ten shares of Cumulative Preferred Stock. Accordingly, the Whitestone Common Stock so issued to the Shareholders will represent up to 90% of Whitestone's outstanding securities.

                                    ARTICLE 2

                                     CLOSING

      2.1 Closing. The Closing contemplated by Article 1 of this Agreement shall be held on June 24, 1997 at the offices of Proformix at the address first stated above upon satisfaction and/or waiver of the conditions set forth in this Agreement (the "Closing Date").

      2.2 After the Closing Date and from time to time thereafter, the parties to this Agreement shall execute such additional instruments and take such other action as either party may reasonably request in order to effectuate the transactions contemplated by this Agreement.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF WHITESTONE

      Whitestone represents and warrants to Proformix and the Shareholders as follows:

      3.1 Organization and Standing.

      (a) Whitestone is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power, qualification and authority, corporate or otherwise, to own, lease and operate its properties and assets and carry on its business as and in the places where such properties and assets are now owned, leased or operated or where such business is now being conducted. Whitestone is in good standing in each and every jurisdiction where its failure to qualify or to be in good standing would have an adverse effect on its financial condition, the conduct of its business or the ownership of its assets. Annexed hereto as Schedule 3.1(a) are true, complete and correct copies of Whitestone's certificate of incorporation (or other charter document), by-laws and all amendments thereto as presently in effect, all corporate minutes of Board and Shareholders Meetings for the last three (3) years and the stock ledger and minute books of Whitestone.

      3.2 Authorization. Whitestone has the requisite power and authority to execute, deliver and perform this Agreement. All necessary corporate proceedings of Whitestone have been duly taken to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly authorized, executed and delivered by Whitestone, constitutes the legal valid and binding obligation of Whitestone, and is enforceable as to Whitestone in accordance with the terms hereof.

      3.3 No Further Action Needed. There are no consents, authorizations, approvals, orders, licenses, certificates, or permits of or from, or declarations or filings with, any federal, state, local or other governmental authority or any court or other tribunal required by Whitestone, for the execution, delivery and/or performance of this Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which Whitestone is a party, or to which it or any of its properties or assets are subject, is required for the execution, delivery and/or performance of this Agreement (except as to any such consent of Whitestone's Board of Directors, which consent will be delivered to Proformix and the Shareholders on or prior to the Closing Date). The execution, delivery and performance of this Agreement will not (i) violate, result in a breach of, conflict with, or entitle any party to terminate or call a default under any term of any contract, agreement, instrument, lease, license, arrangement, or understanding whereby Whitestone is a party to, (ii) violate or result in a breach of any term of the Certificate of Incorporation (or other charter document) or by-laws of Whitestone; (iii) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Whitestone or to which any of its operations, business, properties or assets are subject; and/or (iv) cause or give any person grounds to cause (with or without notice, the passage of time, or both), the maturity of any liability or obligation of Whitestone to be accelerated; nor will it increase any such liability or obligation.

      3.4 Capitalization.

      The authorized capital stock of Whitestone consists of 30,000,000 shares of Common Stock, $.0001 par value, of which 5,924,320 shares will be issued and outstanding as of the Closing Date; and (ii) 3,000,000 shares of Preferred Stock, $.001 par value, of which 500,000 shares have been designated Series A Preferred Stock and 100,000 shares of which will be issued and outstanding as of the Closing Date (the "Outstanding Stock"). Each Share of the Outstanding Stock is validly authorized, validly issued and fully paid and non-assessable, has not been issued and is not owned or held in violation of any preemptive rights of any stockholder.

There are no agreements, voting trusts and/or voting agreements among the shareholders of Whitestone regarding the purchase, sale and/or voting rights of any of Whitestone's securities.

      3.5 Lack of Commitment to Issue Securities. There is not presently outstanding (nor is there any commitment, plan, or arrangement to issue) any options, warrants or other rights calling for the issuance of any shares of common stock or other securities of Whitestone or any other security or other instrument convertible into, exercisable for or exchangeable for securities of Whitestone.

      3.6 Financial Condition. Annexed hereto as Schedule 3.6 are true and complete (i) audited consolidated balance sheets of Whitestone for each of the last three fiscal years ended December 31, 1996, 1995 and 1994 and the related audited consolidated statement of income and cash flows of Whitestone together with all related notes thereto, accompanied by the report thereon of Whitestone's auditors (collectively the "Financial Statements"); and (ii) the unaudited balance sheet of Whitestone as of March 31, 1997 and the related unaudited statements of income and cash flow, together with all related notes thereto (collectively referred to herein as the "Interim Financial Statements"). The Financial Statements and the Interim Financial Statements (i) were prepared in accordance with the books of account and other financial records of Whitestone, (ii) present fairly the financial condition, results of operations and cash flows of Whitestone as of the dates thereof and for the periods covered thereby, (iii) have been prepared in accordance with United States general accepted accounting principles ("GAAP") applied on a basis consistent with the past practices of Whitestone and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of Whitestone, the results of operations and cash flows of Whitestone as of the dates thereof or for the periods covered thereby.

      3.7 Lack of Material Changes. Except as set forth on Schedule 3.7 annexed hereto, or as otherwise provided pursuant to this Agreement, since March 31, 1997 (the most recent financial statement date):

            (a) There has not been any change having a "material adverse effect" on Whitestone. The term "material adverse effect", as used in this Agreement, means any circumstance, change, event, transaction, loss, failure, effect or other occurrence that is, or is reasonably likely to be materially adverse to the business, operations, properties (including any intangible properties), condition (financial or otherwise), assets, liabilities, results of operations or prospects of Whitestone.

            (b) Whitestone has not (i) authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any such stock; (ii) declared or effected any split (forward or reverse) of its securities; and/or (iii) amended its Certificate of Incorporation or Bylaws, other than as contemplated here by and necessary to effectuate the transactions contemplated hereby.

            (c) The operations and business of Whitestone have been conducted in all respects only in the ordinary course.

            (d) Whitestone has not mortgaged, sold, agreed to sell, pledged or subjected to lien or other encumbrance any of its respective assets.

            (e) Whitestone has not suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

            (f) There has not been any strike, lockout, labor trouble or any similar event or condition of any character which would have a material adverse effect on Whitestone.

            (g) There has not been any increase in the compensation payable, or to become payable by Whitestone to any of its respective officers, employees or agents, or any known payment or arrangement made to or with any of such persons.

            (h) Whitestone has not made any change in its method of accounting or accounting practice or policy, other than changes required by GAAP.

            (i) Whitestone has not agreed, whether in writing or otherwise, to take any of the actions specified in this Article 3.7, except for those contemplated by this Agreement.

      (b) There is no fact known to Whitestone which will have a material adverse effect, or in the future (as far as Whitestone can foresee) may have a material adverse effect on the assets, liabilities, or future prospects of Whitestone which has not been disclosed in this Agreement; provided, however, that Whitestone expresses no opinion as to political or economic matters of general applicability.

      3.8 Absence of Undisclosed Liabilities. As of the Closing Date, Whitestone will have no liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) including without limitation liabilities for federal, state, local, or foreign taxes, liabilities to customers or suppliers, direct or indirect, claims, losses, damages, deficiencies (including deferred income tax and other net tax deficiencies), costs, expenses, obligations, guarantees, or responsibilities, whether accrued, absolute, or contingent, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured.

      3.9 Taxes. The term "Tax" or "Taxes" as used in this Agreement means all income, gross receipts, sales, use, transfer, employment, franchise, profits. property, excise or other similar taxes, estimated import duties, fees, stamp taxes and duties, value added taxes, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

            (a) (i) there is not pending nor, to the best knowledge of Whitestone, is there any threatened actions or proceedings for the assessment or collection of Taxes against Whitestone; (ii) there are no Tax liens on any assets of Whitestone; (iii) there are no outstanding waivers or agreements extending the statute of limitations with respect to any Tax to which Whitestone may be subject; (iv) there are no outstanding requests for information made by a taxing authority to Whitestone; (v) Whitestone has not been advised by any taxing authority of any proposed reassessments of the value (or other Tax base) of any property owned by Whitestone that could increase the amount of a property Tax to which Whitestone would be subject; (vi) Whitestone has made all payments of estimated Taxes required to be made under the Code and all state or local Tax provisions; and (vii) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect Whitestone.

            (b) Reserves and allowances have been provided on the Financial Statements that are adequate to satisfy all material Liabilities for Taxes relating to Whitestone for periods through the date of such financial statements (without regard to the materiality thereof).

      3.10 Litigation and Claims.

      (a) There is no litigation, arbitration, claim, governmental, administrative, regulatory or other proceeding or investigation (formal or informal) pending, threatened, or in process (or any basis therefore known to Whitestone) with respect to Whitestone, any transaction in Whitestone's securities, the transactions contemplated by this Agreement, or any other matter related to Whitestone other than as described in Schedule 3.7. Whitestone is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree; nor is any action required to be taken in order to avoid such violation or default. There are no judgments, citations, fines or penalties heretofore asserted against Whitestone under any federal, state or local laws which remain unpaid or which otherwise bind the assets of Whitestone.

      (b) Whitestone has not received any correspondence, notices, requests for Wells submissions and/or documents from the Securities and Exchange Commission ("SEC") alleging that (i) Whitestone is not in compliance with any of the reporting obligations of the Securities Act of 1933, as amended (the "Act") or the Securities and Exchange Act of 1934 (the "Exchange Act"); and/or that (ii) Whitestone has or may have violated any provision of the Act and/or the Exchange Act.

      (c) All securities issued by Whitestone in 1997 and 1996 were in compliance with the provisions of the Act.

      3.11 Lack of Restrictions. Whitestone does not presently maintain any offices or business locations. Accordingly, no real property owned, leased, licensed, or used by Whitestone lies in the area which is, or to the knowledge of Whitestone will be, subject to zoning, use, or building code restriction which would prohibit, and no state of facts relating to the actions of another person or entity or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, or use of such real property in the business in which Whitestone is engaged or the business in which they contemplate engaging.

      3.12 Contracts and Shareholders Units.

      (i) There are no outstanding contracts ("Contracts") to which Whitestone is a party.

      (ii) Annexed hereto as Schedule 3.12 is a certified copy of Whitestone's Shareholders'

List as of June 9, 1997.

      (iii) Whitestone is not a party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction.

      3.13 Leases. Whitestone is not a party to any leases and/or subleases ("Leases").

      3.14 Capital Projects. As of the date of this Agreement, Whitestone has not undertaken any capital projects.

      3.15 Environmental Laws

      (i) (a) The Assets and all real property utilized by Whitestone have, and continue to be, owned and operated by Whitestone in material compliance with all applicable Evironmental Laws.


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


          (b) Whitestone has not received notice of any pending or threatened claims, complaints or requests for information with respect to any alleged violation of any Environmental Laws.

          (c) there have been no material releases, as defined under any Environmental Laws, of any Hazardous Substance with respect to any properties owned and/or operated by Whitestone.

          (d) Whitestone has been issued and is in material compliance with all permits, certificates, approvals, licenses, registrations, orders, administrative consent orders any other authorizations, approvals or consents relating to Environmental Laws or Hazardous Substances necessary for the operation of its businesses.

          (e) Whitestone has not received notice that any of its respective properties are listed or proposed for listing in the National Priorities List created pursuant to CERCLA or on the CERCLIS, or any similar state list of sites requiring investigation or cleanup.

          (f) There are no polychlorinated biphenyls (other than may be contained in electrical transformers which are labeled, operated and maintained in accordance with all Environmental Law) or asbestos-containing materials present at any of the properties owned and/or operated by Whitestone.

          (g) Whitestone has not received notice of pending or threatened claims with respect to any Properties owned and/or operated by Whitestone, whether or not the subject of any indemnity, under any Environmental Law or involving any Hazardous Substances.

     (ii) As  used  in   the   preceding  paragraph   and   elsewhere  in   this
          Agreement the following terms shall have the following meanings:

          (a) Environmental Laws means any federal, state or local statute, code, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, writ, judicial decision, decree, agency interpretation, injunction or other authorization or requirement whenever promulgated, issued, or modified, relating to:

                    (A) emissions, discharges, spills, release or threatened releases of pollutants, contaminants, Hazardous Substances, materials containing Hazardous Substances, or hazardous or toxic materials or wastes into ambient air, surface water, groundwater, watercourses, publicly or privately owned treatment works, drains, sewer systems, wetlands, septic systems or onto land;

                    (B) the use, treatment, storage, disposal, handling, manufacturing, transportation, or shipment of Hazardous Substances, materials containing Hazardous Substances or hazardous and/or toxic wastes, material, products or by-products (or of equipment or apparatus containing Hazardous Substances) as defined in or regulated under the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. 1801 et seq, the Resource Conservation and Recovery Act, 42 U.S.C. 6901 _ seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 16 ss.ss. et seq. ("CERCLA"), The Clean Water Act, 33 U.S.C. ss.ss.1251, The Clean Air Act, 42 U.S.C. ss.ss.7401 et seq, and/or the Toxic Substances Control Act, 15 U.S.C. ss.ss.2601 et seq., each as amended from time to time; or

          (b) Hazardous Substances means (A) hazardous materials, hazardous wastes and hazardous substances as defined or regulated under any Environmental Laws, (B) any mixtures, blends, compounds or liquids containing any hazardous substances in any proportions,
               (C) petroleum and petroleum products including crude oil and any fractions thereof, (D) asbestos and/or any material which contains any hydrated mineral silicates, whether friable or non-friable, (E) PCBs, or PCB-containing materials or fluids, (F) any other hazardous radioactive, toxic or noxious substance, material, pollutant, or solid, liquid or gaseous waste, and (G) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring or remediation.

          (c)  CERCLA  has  the  meaning   specified   in  the   definition   of
               "Environmental Laws"

          (d)  CERCLlS  means  the   Comprehensive   Environmental   Responsive,
               Compensation and Liability Information System, 42 U.S.C. 9616(a).

      3.16 Compliance with Laws. No permits, licenses, orders, certificates, and approvals (collectively "Licenses") of all federal, state or local governmental regulatory bodies are required for Whitestone to conduct its businesses as presently conducted.

      3.17 ERISA Matters and Employees. Whitestone has no employees and has not contributed to any pension, profit sharing, option, other incentive plan, or any other type of employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974), or any obligation to or customary arrangement with employees for bonuses, incentive compensation, or severance pay. Annexed hereto as Schedule 3.17 is a list detailing the name and current salary (or rate of pay) and other compensation now paid by Whitestone to each employee of Whitestone, if applicable, including a description of any increase scheduled to be effective after the date of this Agreement.

      3.18 Insurance. Whitestone has no outstanding insurance policies of any kind.

      3.19 Labor Disputes. Whitestone is not a party to any union representation or labor contract. Whitestone has not received any notice from any labor union or group of employees that such union or group represents or believes or claims it represents or intends to represent any of their employees; no strike or work interruption by any of their employees is planned, under consideration, threatened or imminent; and Whitestone has not made any loan or given anything of value, directly or indirectly, to any officer, official, agent or representative of any labor union or group of employees. Whitestone is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees. In the event of termination of the employment of any said employees, Whitestone will not by reason of


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

anything done prior to the Closing Date be liable to any of said employees for "severance pay" or any other payments. Whitestone is in compliance with all federal, state and local laws and regulations respecting labor, employment and wages and hours; and there is no unfair labor practice complaint against them pending before the National Labor Relations Board or any comparable state or local agency.

      3.20 Assets and Liabilities. As of the Closing Date, Whitestone shall have no significant assets. As of the Closing Date, Whitestone shall have absolutely no liabilities.

      3.21 Validity of Contemplated Transactions. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly approved by the unanimous consent of the Board of Directors of Whitestone; (ii) do not and will not contravene, violate and/or result in a breach or default under any provision of the Certificate of Incorporation or Bylaws of Whitestone which are in effect; (c) do not and will not violate, are not in conflict with, and do not constitute a default under, or cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, or effectiveness of any material agreement, contract, license, indenture, instrument, lease, or mortgage, or subject Whitestone or any of their assets to any indenture, mortgage, contract, commitment, or agreement, other than this Agreement, to which they are a party or by which any of the assets are bound; and (d) do not violate any material provision of law, rule, regulation, order, permit, or license to which Whitestone is subject.

      3.22 Questionable Payments. Neither Whitestone, any director, officer, agent, employee, nor other person associated with or acting on behalf of such entities or individuals has, directly or indirectly: (i) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful payment to foreign or domestic governmental officials or employees or to foreign 19 or domestic political parties or campaigns from corporate funds; (ii) violated any provision of the Foreign Corrupt Practices Act of 1977; (iii) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (iv) made any false or fictitious entry on the books or records of Whitestone; (v) made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; (vi) given any favor or gift which is not deductible for federal income tax purposes; and/or (viii) made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

      3.23 Directors and Officers. A true and complete list as of the date of this Agreement indicating Whitestone's directors and officers, each of whom has been duly elected is as follows:

           Name                           Title
           ----                           -----

           Donald R. Yu                   President, Secretary & Director
           George Ehoo                    Director
           Marianne Rossi                 Director

      3.24 Patents. Trademarks. Intangibles. Whitestone does not own or license or have pending any patents, patent applications, trademark, trademark applications, trade name, service mark, copyright, franchise, or other intangible property or asset.

      3.25 Securities Filings. The Common Stock of Whitestone is registered with the United States Securities and Exchange Commission ("SEC") pursuant to Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act"). The Company is not current with respect to its filing obligations to the Commission as a reporting company. It has filed all required reports but for Forms 10-QSB for the quarterly periods ended September 30, 1996 and March 31, 1997, and Form 10-KSB for the year ended December 31, 1996. Whitestone has not received notification from the SEC, the National Association of Securities Dealers Inc. and/or any state securities bureaus that any investigation (informal or formal), inquiry or claim is pending, threatened or in process against Whitestone and/or relating to any of Whitestone's securities

      3.26 Veracity of Statements. Neither this Agreement nor the representations and warranties by Whitestone contained herein or in any documents, instruments, certificates or schedules furnished pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements or facts contained herein and therein not misleading. There is no fact which has a material adverse effect, or which in the future may have a material adverse effect (to the knowledge of Whitestone) on the business, operations, affairs, condition or prospects of Whitestone, its assets or its business which has not been set forth in this Agreement, provided however that Whitestone expresses no opinion as to political or economic matters of general applicability.

                                    ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF PROFORMIX

      Proformix represents and warrants to Whitestone as follows:

      4.1 Organization and Standing. Proformix is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power, qualification and authority, corporate or otherwise, to own, lease and operate its properties and assets and carry on its business as and in the places where such properties and assets are now owned, leased or operated. Proformix is in good standing in each and every jurisdiction where its failure to qualify or to be in good standing would have an adverse effect on its financial condition, the conduct of its business or the ownership of its assets. Annexed hereto as
Schedule 4.1 are true, complete and correct copies of Proformix's certificate of incorporation (or other charter document), by-laws and all amendments thereto as presently in effect, all corporate minutes of Board and Shareholders Meetings and the stock ledger and minute books of Proformix.

      4.2 Authorization. Proformix possesses the requisite power and authority to execute, deliver and perform this Agreement. All necessary corporate proceedings of Proformix have been duly taken to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly authorized, executed and delivered by Proformix, constitutes the legal valid and binding obligation of Proformix, and is enforceable in accordance with the terms hereof.

      4.3 No Further Action Needed. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by Proformix, for the execution, delivery and/or performance of this Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement. or understanding to which Proformix is a party, or to which it or any of its properties or assets are subject, is required for the execution, delivery and/or performance of this Agreement. The execution, delivery and performance of this Agreement will not (i) violate, result in a breach of, conflict with, or entitle any party to terminate or call a default under any term of any contract, agreement, instrument, lease, license, arrangement, or understanding to which Proformix is a party to, or (ii) violate or result in a breach of any term of the Certificate of Incorporation (or other charter document) or by-laws of Proformix; (iii) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Proformix or to which any of its respective operations, business, properties or assets are subject; and/or (iv) cause or give any person grounds to cause (with or without notice, the passage of time, or both), the maturity of any liability or obligation of Proformix to be accelerated or which will increase any such liability or obligation.

      4.4 Capitalization.

      The authorized capital stock of Proformix consists of (i) 10,000,000 shares, $.001 par value, of Common Stock, of which 10,452,655 shares will be issued and outstanding prior to the Exchange; (ii) 2,500 shares of Cumulative Preferred Stock, $.001 par value, of which 10 shares will be issued and outstanding prior to the Exchange; and (iii) 2,500 shares of Convertible Preferred Stock (collectively the "Outstanding Stock") of which no shares are outstanding. Each Share of the Outstanding Stock is or will be when exchanged hereunder, validly authorized, validly issued and fully paid and non-assessable, has or will not have been issued and is not owned or held in violation of any preemptive rights of any stockholder. There are no agreements, voting trusts and/or voting agreements among the Shareholders of Proformix regarding the purchase, sale and/or voting of any of Proformix's securities.

      4.5 Lack of  Commitment  to Issue  Securities.  Other than as set forth in
Schedule 4.5, there is not presently outstanding (nor is there any commitment, plan, or arrangement to issue) any options, warrants or other rights calling for the issuance of any shares of common stock or securities of Proformix or any other security or other instrument convertible into, exercisable for or exchangeable for securities of Proformix.

      4.6 Financial Condition. Annexed hereto as Schedule 4.6 are true and complete (i) audited consolidated balance sheets of Proformix for each of the last three fiscal years ended December 31, 1996, 1995 and 1994 and the related audited consolidated statement of income and cash flows of Proformix together with all related notes thereto, accompanied by the report thereon of Proformix's auditors (collectively the "Financial Statements"); and (ii) the unaudited balance sheet of Proformix as of April 30, 1997 and the related unaudited statements of income and cash flow, together with all related notes thereto (collectively referred to herein as the "Interim Financial Statements"). The Financial Statements and the Interim Financial Statements (i) were prepared in accordance with the books of account and other financial records of Proformix,
(ii) present fairly the financial condition, results of operations and cash flows of Proformix as of the dates thereof and for the periods covered thereby,
(iii) have been prepared in accordance with United States general accepted accounting principles ("GAAP") applied on a basis consistent with the past practices of Proformix and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial conditions of Proformix, the results of operations and cash flows of Proformix as of the dates thereof or for the periods covered thereby.

      4.7 Lack of Material Changes. Except as set forth on Schedule 4.7 annexed hereto, since April 30, 1997 (the most recent Interim Financial Statement date):

          (a) There has not been any change having a "material adverse effect" on Proformix. The term "material adverse effect", as used in this Agreement, means any circumstance, change, event, transaction, loss, failure, effect or other occurrence that is, or is reasonably likely to be materially adverse to the business, operations, properties (including any intangible properties), condition (financial or otherwise), assets, liabilities, results of operations or prospects of Proformix.

          (b) Proformix has not (i) authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any such stock; (ii) declared or effected any split (forward or reverse) of its securities; and/or (iii) amended its Certificate of Incorporation or Bylaws other than as required to consummate the Transactions contemplated hereby.

          (c) The operations and business of Proformix have been conducted in all respects only in the ordinary course.

          (d) Proformix has not mortgaged, sold, agreed to sell, pledged or subjected to lien or other encumbrances, any of its material assets (as hereinafter defined).

          (e) Proformix has not suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

          (f) Proformix has not sold or transferred any of its assets having a book value of $5,000 or more or canceled any debts or claims, except, in each case, in the ordinary course of business.

          (g) Proformix has not issued any common stock, preferred stock, capital stock, bonds, warrants, options, rights or any other form of corporate securities, other than as necessary to effectuate the Transactions contemplated hereby.

          (h) There has not been any strike, lockout, labor trouble or any similar event or condition of any character which,would have a material adverse effect on Proformix.

          (i) There has not been any increase in the compensation payable or to become payable by Proformix to any of its respective officers, employees or agents, or any known payment or arrangement made to or with any of such persons.

          (j) Proformix has not made any change in the method of accounting or accounting practice or policy used by Proformix. other than changes required by GAAP.

          (k) Proformix has not made any material changes in the customary methods of operations of Proformix, including practice and policies relating to purchasing, inventory, marketing, selling or pricing.

          (l) Proformix has not merged with, been merged with or entered into a consolidation with or acquired (by purchase, merger, consolidation, stock acquisition or otherwise) a substantial portion of the assets of any entity or otherwise acquired assets other than in the ordinary costs and in accordance with past practices.

          (m) Proformix has not agreed, whether in writing or otherwise, to take
     any  of  the  acts  specified  in  this  Article  4.7,   except  for  those
     contemplated by this Agreement.

          (n) There is no fact known to Proformix, which will have a material adverse effect or in the future (as far as Proformix can foresee) may have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Proformix which has not been disclosed to Whitestone and Royal in this Agreement; provided, however that Proformix expresses no opinion as to political or economic matters of general applicability.

      4.8 Absence of Undisclosed Liabilities.

      (a) Except as set forth on Schedule 4.8(a) annexed hereto, Proformix has no liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) including without limitation liabilities for federal, state, local, or foreign taxes, judgments, liabilities to customers or suppliers, direct or indirect, claims, losses, damages, deficiencies (including deferred income tax and other net tax deficiencies), costs, expenses, obligations, guarantees, or responsibilities, whether accrued, absolute, or contingent, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, (hereinafter collectively referred to as "Liabilities") other than the following:

     (i) Liabilities for which full provision and disclosure have been made on the Interim Financial Statements dated April 30, 1997 and have been incurred in the ordinary course of business and which are not inconsistent with the representations and warranties of Proformix contained in this Agreement or any other provisions of this Agreement, or which do not individually exceed $5,000 and in the aggregate exceed $10,000.

      4.9 Taxes. The term "Tax" or "Taxes" as used in this Agreement means all income, gross receipts, sales, use, transfer, employment, franchise, profits, property, excise or other similar taxes, estimated import duties, fees, stamp taxes and duties, value added taxes, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

          (a) (i)(A) All material returns and reports in respect of federal, local, state and/or local Taxes ("Tax Returns" or "Return") required to be filed with respect to Proformix (including the consolidated federal income Tax Returns and state and local income or franchise Tax Returns that include Proformix or any of its Subsidiaries (hereinafter collectively referred to in this section as "Proformix") on a consolidated, combined, or unitary ("combined" basis) have been timely filed; (B) all Taxes shown to be payable on such Returns or otherwise due, and all assessments of Tax made against Proformix with respect to such Returns, have been paid; (C) all such Returns are true, correct, and complete in all material respects, and (D) no adjustment relating to such Returns has been proposed formally or informally by any Tax authority and, to the best knowledge of Proformix, no basis exists for any such adjustment; (ii) there is not pending nor, to the best knowledge of Proformix, are there any threatened actions or proceedings for the assessment or collection of Taxes against Proformix;
     (iii) there are no Tax liens on any assets of Proformix; (iv) there are no outstanding waivers or agreements extending the statute of limitations with respect to any Tax to which Proformix may be subject; (v) there are no outstanding requests for information made by a taxing authority to

     Proformix; (vi) Proformix has not been advised by any taxing authority of any proposed reassessments of the value (or other Tax base) of any property owned by Proformix that could increase the amount of a property Tax to which Proformix would be subject; (vii) Proformix has made all payments of estimated Taxes required to be made under the Code and all state or local Tax provisions; (viii) all Taxes required to be withheld, collected or deposited by or with respect to Proformix have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority, and (iv) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect Proformix.

          (b) Schedule 4.9(b) annexed hereto (i) lists by type all income, franchise and other material Tax Returns (federal, state, local, and foreign) filed with respect to Proformix for taxable periods ended on or after Proformix's 1994 year end; (ii) indicates for which jurisdictions Returns have been filed on a combined basis for taxable periods ended on or after Proformix's 1993 year end, and the companies joining in such Returns;
     (iii) indicates the most recent income, franchise, or other material Tax Return for each relevant jurisdiction for which an audit has been completed or the statute of limitations has lapsed, and (iv) indicates all Tax Returns that currently are the subject of audit.

          (c) Schedule 4.9(c) annexed hereto (i) lists the amount and expiration dates of any net operating loss, net capital loss, unused business credit, unused foreign tax credit, or excess charitable contribution allocable to Proformix as of Proformix's most recently completed year end.

          (d) Reserves and allowances have been provided on the Financial Statements and the Interim Financial Statements that are adequate to satisfy all Liabilities for Taxes relating to Proformix for periods through the date of such financial statements (without regard to the materiality thereof).

          (e) Proformix has delivered or made available to Whitestone correct and complete copies of all federal, state and local Tax Returns of Proformix for periods ending on or after Proformix's 1994 year end, and correct and complete copies (or summaries) of all examination reports, correspondence with taxing authorities, statements of deficiencies assessed against or agreed to by Proformix since Proformix's 1994 year end and any formal or informal tax sharing arrangements to which Proformix is a party.

      4.9 Taxes. The term "Tax" or "Taxes" as used in this Agreement means all income, gross receipts, sales, use, transfer, employment, franchise, profits. property, excise or other similar taxes, estimated import duties, fees, stamp taxes and duties, value added taxes, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

          (a) (i) there is not pending nor, to the best knowledge of Proformix, are there any threatened actions or proceedings for the assessment or collection of Taxes against Proformix; (ii) there are no Tax liens on any assets of Proformix; (iii) there are no outstanding waivers or agreements extending the statute of limitations with respect to any Tax to which Proformix may be subject; (iv) there are no outstanding requests for information made by a taxing authority to Proformix; (v) Proformix has not been advised by any taxing authority of any proposed reassessments of the value (or other Tax base) of any property owned by Proformix that could increase the amount of a property Tax to which Proformix would be subject; (vi) Proformix has made all payments of estimated Taxes required to be made under the Code and all state or local Tax provisions; and (vii) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect Proformix.

          (b) Reserves and allowances have been provided on the Consolidated Financial Statements that are adequate to satisfy all material Liabilities for Taxes relating to Proformix for periods through the date of such financial statements (without regard to the materiality thereof).

          (c) To date, Proformix has duly filed any required federal, state or local tax returns including Delaware Corporate Franchise Tax returns through 1996.

      4.10 Litigation and Claims.

          (a) There is no litigation, arbitration, claim, governmental, administrative, regulatory or other proceeding or investigation (formal or informal) pending, threatened, or in process (or any basis therefore known to Proformix with respect to Proformix, the transactions contemplated by this Agreement, or any of Proformix's business, properties, or assets which could result in either a material adverse effect on Proformix's financial condition or a judgment against Proformix in excess of $5,000 other than as disclosed in Schedule 4.10 hereto. Proformix is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree; nor is any action required to be taken in order to avoid such violation or default. There are no judgments, citations, fines or penalties heretofore asserted against Proformix under any federal, state or local laws which remain unpaid or which otherwise bind the assets of Proformix.

      4.11 [Omitted].

      4.12 Lack of Restrictions on Property. No real property owned, leased, licensed, or used by Proformix lies in the area which is, or to the knowledge of Proformix will be, subject to zoning, use, or building code restriction which would prohibit, and no state of facts relating to the actions of another person or entity or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, or use of such real property in the business in which Proformix is engaged or the business in which they contemplate engaging.

      4.13 Contracts and Other Instruments.

          (a) Schedule 4.13 accurately and completely details all contracts, licenses, instruments, powers of attorney and agreements to which Proformix is a party, including but not limited to, all distribution agreements, purchase contracts, wholesale agreements, agency agreements; supply agreements; manufacturer agreements; price protection agreements; distributorship agreements; wholesale agreements; partnership agreements; dealership agreements; fiduciary agreements; license agreements; marketing agreements; commission agreements; sales agency agreements; bank credit agreements; factoring agreements; loan agreements; indentures; promissory notes; guarantees; undertakings; other evidences of indebtedness; letters of credit; joint venture agreements; agreements for the acquisition of, merger or combination with any other company, corporation or business signed within the last three years; employment agreements; labor agreements;

     salesmen commission agreements; independent contractor agreements; sales or purchase agreements for a term in excess of one year which have an aggregate sale or purchase price in excess of $5,000; contracts, agreements, arrangements, or understandings with any stockholder, any director, officer, or employee, any relatives or affiliate of any stockholder or of any such director, officer, or employee, or any other corporation or enterprise in which any stockholder, any such director, officer. or employee, or any such relative or affiliate who then had or now has a 5% or greater equity or voting or other substantial interest; government contracts; franchise agreements; management agreements; advisory agreements; consulting agreements; advertising agreements; construction agreements; warehousing agreements; engineering agreements; design agreements; major utility agreements and any other agreements which involve the payment of in excess of $10,000 prior to the date it can be terminated without penalty or premium; (all of which contracts, licenses, instruments, power of attorneys and agreements are hereinafter referred to collectively as the "Contracts").

          (b) Proformix, to the best of its knowledge, is not now nor does it expect to be in the future, in violation or breach of, or in default with respect to complying with, any material provision of any such Contract and each such Contract is in full force and effect and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with their respective terms. Neither Proformix nor any other party to any such Contract has given notice of termination or taken any action inconsistent with the continuance thereof. The execution, delivery, and performance of this Agreement will not prejudice any such Contract.

      4.14 Leases. Schedule 4.14 lists and describes all equipment or other leases of whatever nature, to which Proformix is a party.

      4.15 Capital Projects. As of the date of this Agreement, Proformix has not undertaken any capital projects, the cost of completion of which would exceed $5,000.

      4.16 Environmental Laws.

     (i) (a) The assets of Proformix and all real properties utilized by Proformix have been, and continue to be owned and operated by Proformix in material compliance with all applicable Environmental Laws.

          (b) Proformix has not received written notice of any pending or threatened claims, complaints or requests for information with respect to any alleged violation of any Environmental Laws.

          (c) There have been no known material releases, as defined under any Environmental Laws, of Hazardous Substances, by Proformix.

          (d) Proformix is in material compliance with all permits, certificates, approvals, licenses, registrations, orders, administrative consent orders and any other authorizations, approvals or consents relating to Environmental Laws or Hazardous Substances necessary for the operation of its businesses.

          (e) Proformix has not received notice that any of its respective properties are listed or proposed for listing in the National Priorities List created pursuant to CERCLA or on the CERCLIS, or any similar state list of sites requiring investigation or cleanup.

          (f) To the best of Proformix's knowledge there are no polychlorinated biphenyls (other than may be contained in electrical transformers which are labeled, operated and maintained in accordance with all Environmental Law) or asbestos-containing materials present at any of the properties owned and/or operated by Proformix.

          (g) Proformix has not received notice of pending or threatened claims with respect to any Properties owned and/or operated by Proformix, whether or not the subject of any indemnity, under any Environmental Law or involving any Hazardous Substances.

      4.17 Compliance with Laws. Annexed hereto as Schedule 4.17 is a list of all permits, licenses, orders, certificates, and approvals (collectively "Licenses") of all federal, state or local governmental regulatory bodies required for Proformix to conduct its businesses as presently conducted; all such Licenses, are in full force and effect and no suspension or cancellation of any of them is pending or threatened; and none of such Licenses, will be adversely affected by the consummation of the transactions contemplated by this Agreement.

      4.18 ERISA Matters and Employees. Proformix has not contributed to any pension, profit sharing, option, other incentive plan, or any other type of employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974), or have any obligation to or customary arrangement with employees for bonuses, incentive compensation, or severance pay. Proformix presently has no employees. Annexed hereto as Schedule 4.18 are copies of all proposed employment agreements with pending employees of Proformix.

      4.19 Insurance. Proformix presently has no insurance policies of any kind except as listed in Schedule 4.19 hereto. Proformix is presently considering the purchase of officer and director liability insurance policies.

      4.20 Labor Disputes. Proformix is not a party to any union representation or labor contract. Proformix has not received any notice from any labor union or group of employees that such union or group represents or believes or claims it represents or intends to represent any of their employees; no strike or work interruption by any of their employees is planned, under consideration, threatened or imminent; and Proformix has not made any loan or given anything of value, directly or indirectly, to any officer, official, agent or representative of any labor union or group of employees. Proformix is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees. To the best of Proformix's knowledge, in the event of termination of the employment of any said employees, Proformix will not by reason of anything done prior to the Closing Date be liable to any of said employees for "severance pay" or any other payments. Proformix is in compliance with all material federal, state and local laws and regulations respecting labor, employment and wages and hours; and there is no unfair labor practice complaint against them pending before the National Labor Relations Board or any comparable state or local agency.

      4.21 Validity of Contemplated Transactions. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly approved by the unanimous consent of the Board of Directors of Proformix; (ii) do not and will not contravene, violate and/or result in a breach or default under any provision of the

Certificate of Incorporation or By-laws of Proformix which are in effect; (c) do not violate, are not in conflict with, and do not constitute a default under, or cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, or effectiveness of any material agreement, contract, license, indenture, instrument, lease, or mortgage, or subject Proformix or any of its assets to any indenture, mortgage, contract, commitment, or agreement, other than this Agreement, to which it is a party or by which any of its assets are bound; and (d) do not violate any material provision of law, rule, regulation, order, permit, or license to which Proformix is subject.

      4.22 Questionable Payments. Neither Proformix, any Proformix director, officer, agent, employee, or other person associated with or acting on behalf of such individuals has, directly or indirectly: (i) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (ii) violated any provision of the Foreign Corrupt Practices Act of 1977; (iii) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (iv) made any false or fictitious entry on the books or records of Proformix; (v) made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment;
(vi) given any favor or gift which is not deductible for federal income tax purposes; and/or (viii) made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

      4.23 Directors and Officers. A true and complete list as of the date of this Agreement indicating Proformix's directors and officers, each of whom has been duly elected is as follows:

           Name                           Title
           ----                           -----

           Michael G. Martin              President and Director
           Joerg H. Klaube                Vice President

      4.24 Patents, Trademarks, Intangibles. Schedule 4.24 accurately sets forth all patents, patent applications, trademark, trademark applications, trade name, service mark, copyright, franchise, or other intangible property or asset (all of the foregoing being herein called "Intangibles"), owned by, licensed by and/or pending on behalf of Proformix. All Intangibles are in good standing and uncontested. Schedule 4.24 accurately sets forth with respect to Intangibles owned by Proformix, where appropriate, a statement of cost, book value and reserve for depreciation of each item for financial reporting purposes, and with respect to Intangibles licensed by Proformix from or to a third party, a description of such license. There is no known right under any Intangible necessary to the business of Proformix as presently conducted or as it contemplates conducting. Proformix has not infringed, is not infringing, or has not received notice of infringement with asserted Intangibles of others. There is no known infringement by others of Intangibles of Proformix. There is no Intangible of others which may materially adversely effect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Proformix.

      4.25 Accounts and Notes Receivable. All accounts and notes receivable reflected on the Proformix Annual Financial Statements, the Proformix Interim Financial Statements and the

Consolidated  Interim Financial Statements annexed hereto as Schedule 4.6(a) and
(b), constitute valid and binding obligations, have been collected or are, to the best of Proformix's knowledge, collectible in each case at the aggregate recorded amounts thereof without right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor.

      4.26 Supply Agreements. Annexed hereto as Schedule 4.26 are copies of all agreements between Proformix and all suppliers ("Supply Agreements"). All Supply Agreements are in full force and effect, no default exists under any of the Supply Agreements, and the transactions contemplated by this Agreement will not adversely effect any of Proformix's rights under any Supply Agreement or result in any default, termination or other limitation of any such Supply Agreement.

      4.27 Veracity of Statements. Neither this Agreement nor the representations and warranties by Proformix contained herein or in any documents, instruments, certificates or schedules furnished pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements or facts contained herein and therein not misleading.

                                    ARTICLE 5

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

      5. The Shareholders individually warrant to Whitestone as follows:

      5.1 This Agreement constitutes the legal, valid and binding obligation of the Shareholders and is enforceable against each of them in accordance with the terms hereof.

      5.2 The Shareholders own their respective shares of Proformix Common Stock free and clear of all Encumbrances. Schedule 6.2 is an accurate and complete list of the number of shares of Proformix Stock owned by each of the Shareholders. Upon the Closing of this Agreement Whitestone will own all, or substantially all, of the issued and outstanding shares of Proformix free and clear of all Encumbrances.

      5.3 None of the Shareholders have issued any calls, puts, options and/or any other rights in favor of any third party whatsoever with respect to their Shares of Proformix Stock. None of the Shares are subject to any voting agreements, voting trusts, stockholder agreements and/or any other agreements or obligations.

                                    ARTICLE 6

                              ADDITIONAL AGREEMENTS

      6. Additional Agreements. The obligations of the parties are conditioned, in addition to the delivery of the consideration described in Article 1 hereof and compliance with the requirements of Article 11 hereof, upon consummation of the following additional agreements and commitments:

      6.1 Prior to the Closing Date, Proformix shall amend its Certificate of Incorporation to increase its authorized shares of Common Stock from 10,000,000 to 15,000,000.

      6.2 Prior to the Closing Date, Proformix shall issue 5,000,000 shares of its Common Stock to Royal and shall issue an option ("Option") for the purchase of an additional 1,000,000 shares of its Common Stock to Royal. Such shares of Common Stock and the Option shall are issued pursuant to a Letter Agreement between Royal and Proformix dated April 16, 1997 ("Letter Agreement") and shall be held in escrow pending the satisfaction of certain conditions contained therein.

      6.3 Prior to the Closing Date, Proformix shall enter into an employment agreement with Michael G. Martin in the form attached hereto as Exhibit 6.3

      6.4 Whitestone shall file all appropriate documents to effectuate (i) a 137:1 reverse split of its outstanding Common Stock; (ii) a name change to Proformix Corp.; and (iii) shall designate a series of cumulative preferred stock with the same terms and conditions of the Proformix Cumulative Preferred Stock.

      6.5 Upon the filing of all delinquent Exchange Act reports by Whitestone as described in Article 3.25, the following individuals will be elected as directors of Whitestone to replace Whitestone's present management group:

           Name
           ----

           Michael G. Martin
           Anthony Schweiger
           Paul Chernis

                                    ARTICLE 7

                             COVENANTS OF WHITESTONE

      7. Whitestone covenants as follows.

      7.1 The representations and warranties of Whitestone contained in this Agreement and in the schedules hereto shall be true and correct in all respects as of the Closing Date. Whitestone shall give Proformix prompt notice of any change in any of the information contained in the representations and warranties of Whitestone, the schedules hereto or the documents furnished by Whitestone in connection herewith which occurs prior to the Closing Date.

      7.2 Whitestone shall, prior to the Closing Date, deliver to Proformix the unanimous consent of its Board of Directors, which consent evidences the approval of this Agreement and the transactions contemplated hereby.

      7.3 Whitestone will, prior to the Closing Date, comply with all laws affecting operation of its business, will not operate the said business other than in the ordinary course, and will give notice to Proformix of any event or circumstance not in the ordinary course which materially affects the Whitestone's business or the Assets.

      7.4 Whitestone shall use its best efforts to take or cause to be taken all action and do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, to obtain all consents, approvals and authorizations of third parties, to make all filings with and give all notices to third parties which may be necessary or required in order to effectuate the transactions contemplated hereby and to provide all information necessary to enable Whitestone to meet its disclosure responsibilities to the SEC, NASD and the investment community.

                                    ARTICLE 8

                     COVENANTS OF PROFORMIX AND SHAREHOLDERS

Proformix and the Shareholders covenant as follows:

      8.1 The representations and warranties of Proformix and Shareholders contained in this Agreement shall be true and correct in all material respects as of the Closing Date, and Proformix and the Shareholders shall give Whitestone prompt notice of any change in any of the information contained in the representations and warranties of Proformix and the Shareholders hereunder or the documents furnished by Proformix in connection herewith which occurs prior to the Closing Date.

      8.2 Proformix will use its best efforts to, prior to the Closing Date, comply with all laws affecting the operation of its business.

      8.3 Proformix shall use its best efforts to take or cause to be taken all action and do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, to obtain all consents, approvals and authorizations of third parties and to make all filings with and give all notices to third parties which may be necessary or required in order to effectuate the transactions contemplated hereby.

                                    ARTICLE 9

                              CONDITIONS OF CLOSING

      9.1 The obligation of Whitestone to close hereunder shall be subject to the fulfillment and satisfaction, prior to or at the Closing Date, of the following conditions or the written waiver thereof by Whitestone:

          (a) Representations and Warranties. The representation and warranties of Proformix and the Shareholders in this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date. A Good Standing Certificate on behalf of Proformix will be delivered to Whitestone.

          (b) Delivery of Officers' Certificate. A Certificate signed by the president of Proformix shall be delivered to Whitestone certifying that all of the warranties and representations by Proformix and the Shareholders set forth in this Agreement are materially true and accurate as of the Closing Date and that no event or occurrence has transpired as of the Closing Date which has or will have a material adverse effect upon the business of Proformix.

          (c) Compliance with Agreement. Proformix and the Shareholders shall have performed and complied with all of its covenants and obligations under this Agreement.

          (d) Absence of Suit. No action, suit or proceedings before any court or any governmental or regulatory authority shall have been commenced or threatened against Proformix, which suit would have a material adverse effect on Proformix, and no investigation by any governmental or regulatory authority shall have been commenced seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with any of such transactions.

          (e) Proceedings and Instruments Satisfactory. All proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement shall have occurred and all appropriate documents incident thereto as Whitestone may reasonably request shall have been delivered to Whitestone; and

          (f) Opinion of Counsel. The opinion of counsel to Proformix in accordance with Article 13 hereof shall be delivered to Whitestone.

          (g) Compliance with Article 7. All of the additional agreements and conditions set forth in Article 6 and 8 of this Agreement shall have occurred to the satisfaction of Whitestone.

      9.2 The obligation of Proformix and the Shareholders to close hereunder shall be subject to the fulfillment and satisfaction, prior to or at the Closing Date, of the following conditions by Whitestone, or the written waiver thereof by Proformix:

          (a) Representations and Warranties. The representations and warranties of Whitestone in this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date. A Good Standing Certificate on behalf of Whitestone will be delivered to counsel to Proformix and to the Shareholders.

          (b) Delivery of Officers' Certificate. Whitestone shall deliver to the Shareholders and to Proformix a certificate signed by its President and Chief Financial Officer, certifying that each of the warranties and representations regarding Whitestone set forth in this Agreement are materially true and accurate as of the Closing Date and that no event or occurrence has transpired as of the Closing Date which has or will have a material adverse effect upon the business of Whitestone.

          (c) Compliance with Agreement. Whitestone shall have performed and complied with all of its obligations under this Agreement and delivered all shares, securities and binding commitments required hereunder.

          (d) Absence of Suit. No action or lawsuit shall have been commenced seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with any of such transactions.

          (e) Receipt of Approvals. Etc. All approvals, consents and/or waivers for Whitestone that are (i) required under this Agreement; and (ii) necessary to effect the transactions contemplated hereby, shall have been received.

          (f) Proceedings and Instruments Satisfactory. All proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement shall have occurred and all appropriate documents incident thereto such as Proformix may reasonably request shall have been delivered.

          (g) Opinion of Counsel. The opinion of counsel to Whitestone in accordance with Article 13 hereof shall be delivered to the Shareholders and Proformix.

          (i) Compliance with Article 7. All of the additional agreements and conditions set forth in Articles 6 and 7 of this Agreement shall have been satisfied.

                                   ARTICLE 10

                                 INDEMNIFICATION

      10.1 By Whitestone. Whitestone shall defend and promptly indemnify and save Proformix and the Shareholders harmless from, against, for and in respect of and shall pay any and all damages, losses, obligations, liabilities, claims, encumbrances, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any action, investigation, claim or proceeding suffered, sustained, incurred or required to be paid by Proformix and the Shareholders by reason of (i) the existence of any and all obligations and/or liabilities of Whitestone which were not disclosed in this Agreement; (ii) any breach or failure of observance or performance of any representation, warranty, covenant, agreement or commitment made by Whitestone hereunder or relating hereto or as a result of any such representation, warranty, covenant, agreement or commitment being untrue or incorrect in any respect, or (iii) any and all actions, suits, investigations, proceedings, demands, assessments, audits, judgments and claims arising out of any of the foregoing or from any misrepresentation or omission from any schedule to this Agreement, certificates, financial statements or from any document furnished or required to be furnished hereunder.

      10.2 By Proformix. Proformix shall defend and promptly indemnify Whitestone, and its officers and directors, and save and hold them harmless from, against, for and in respect of and shall pay any and all damages, losses, obligations, liabilities, claims, encumbrances, deficiencies, costs and expenses, including without limitation, reasonable attorneys' fees for costs and expenses incident to any suit, action, investigation, claim or proceeding suffered, sustained, incurred or required to be paid by Whitestone by reason of
(i) the existence of any and all obligations and/or liabilities of Proformix which were not disclosed to Whitestone in this Agreement; (ii) any breach or failure of observance or performance of any representation, warranty, covenant, agreement or commitment made by Proformix hereunder or relating hereto or as a result of any such representation, warranty, covenant, agreement or commitment being untrue or incorrect in any respect, or (iii) any and all actions, suits, investigations, proceedings, demands, assessments, audits, judgments and claims arising out of any of the foregoing or from any misrepresentation or omission from any schedule to this Agreement, certificates, financial statements or from any document furnished or required to be furnished hereunder.

                                   ARTICLE 11

                           REPRESENTATIONS, WARRANTIES
                             AND COVENANTS OF ROYAL

      11.1 Organization and Standing. Royal is a corporation duly organized, validly existing and in good standing under the laws of New Jersey.

      11.2 Authorization. Royal has the requisite power and authority to execute, deliver and perform this Agreement. All necessary corporate proceedings of Royal have been duly taken to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly authorized, executed and delivered by Royal, constitutes the legal valid and binding obligation of royal and is enforceable as to Royal in accordance with the terms hereof.

      11.3 No Further Action Needed. There are no consents, authorizations, approvals, orders, licenses, certificates, or permits from any governmental authority required by Royal for the performance of this Agreement. Nor will the execution, delivery and performance of this Agreement violate, breach or conflict with any instrument or contractual obligation to which Royal is a party.

      11.4 Royal Owns its Whitestone Shares Free and Clear. Royal owns the shares of Whitestone Common Stock to be assigned to Proformix hereunder, free and clear of all encumbrances.

      11.5 No Outstanding Claims Against Shares. Royal has not issued any calls, puts, options and/or any other rights in favor of any third party with respect to its Shares of Whitestone Common Stock. None of said shares are subject to any voting agreements, voting trusts, stockholder agreements and/or other agreements or obligations.

                                   ARTICLE 12

                               BROKERAGE; EXPENSES

      12. The parties agree to each bear their expenses of any character incurred by them in connection with this Agreement or the transactions contemplated hereby. No broker has been instrumental in bringing about the transactions contemplated hereby, nor is any individual or entity entitled to compensation as broker, finder, agent or other representative of any party hereto.

                                   ARTICLE 13

                               OPINIONS OF COUNSEL

      13.1 Counsel to Proformix. Proformix shall deliver a written opinion of counsel as of the Closing Date addressed to Whitestone, satisfactory in form and substance to Whitestone.

      13.2 Counsel to Whitestone. At the Closing Date, Whitestone shall deliver a written opinion of its counsel as of the Closing Date addressed to Proformix and the Shareholders in satisfactory form and substance to Proformix and the Shareholders.

                                   ARTICLE 14

                            SECURITIES ACT PROVISIONS

      14.1 Restrictions on Disposition of Shares. The Shares of Whitestone Common Stock issued in accordance with this Agreement will contain a legend to the effect that such Shares may not lawfully be disposed of except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or (ii) in any other transaction which, in the opinion of Whitestone's counsel, is exempt from registration under the Act or the rules and regulations of the SEC thereunder.

                                   ARTICLE 15

                            MISCELLANEOUS PROVISIONS

      15.1 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. The representations, warranties, covenants and agreements set forth in this Agreement and in any financial statements, schedules or exhibits required to be annexed hereto constitute the only representations, warranties, covenants and agreements of the parties hereto and upon which the parties have relied, except as may be specifically provided herein. No change, modification, amendment, addition or termination of this Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

      16.2 Survival of Covenants, etc. All warranties, representations and covenants set forth herein shall survive the Closing Date of this Agreement.

      16.3 Notices. Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Agreement shall be deemed to have been duly given or made for all purposes if sent by Federal Express delivery or by certified or registered mail, return receipt requested and postage prepaid or hand delivered as follows:

                     For Proformix:

                     Silverman, Collura, Chernis & Balzano, P.C.
                     318 Park Avenue South
                     New York, New York 10016

                     For the Shareholders:

                     At their respective addresses as
                     set forth in this Agreement

                     For Whitestone:

                     Royal Capital Incorporated
                     75 Claremont Road
                     Bernardsville, N.J. 07924

      16.4 Waiver. No waiver of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, either of a similar or different nature, unless expressly so stated in writing.

      16.5 Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of New York applicable to contracts to be performed entirely within that State. Any dispute in any way related to the subject matter of this Agreement shall be litigated exclusively within the State of New York and all parties hereto consent to the jurisdiction of the State and/or United States Federal District Courts of New York.

      16.6 Severability. Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement which can be affected without such illegal clause, section or part shall nevertheless continue in full force and effect.

      16.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns or heirs and personal


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

representatives; provided, however, that no party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other parties hereto.

      16.8 Captions. The headings, captions or titles of paragraphs under sections or subsections of this Agreement are for convenience and reference only and do not in any way modify, interpret or construe the intent of the parties or effect any of the provisions of this Agreement.

      16.9 Time Periods. Any time period provided for herein which shall end or expire on a Saturday, Sunday, or legal holiday shall be deemed extended to the next full business day thereafter.

      16.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

      16.11 Joint Draftsmanship. The preparation of this Agreement has been a joint effort between and among Proformix, Royal and Whitestone and this Agreement shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.


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

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the date and year first above written.

                                 WHITESTONE INDUSTRIES, INC.


                                 By:__________________________________________

                                              PROFORMIX, INC.

                                 By:__________________________________________

                                              ROYAL CAPITAL INCORPORATED

                                 By:__________________________________________

PROFORM\AGMTS\STK-EXCH.AGR.RW


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